Exhibit 99.1

AMENDMENT NO. 1

AMENDMENT, dated as of June 20, 2005, to the FIFTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of March 1, 1999 (the “Agreement”), between INTEREP NATIONAL RADIO SALES, INC., a New York corporation (the “Company”), and RALPH C. GUILD (“Guild”).

WITNESSETH:

WHEREAS, the Company and Guild are parties to the Agreement, and wish to amend it in certain respects;

NOW, THEREFORE, the parties agree that the Agreement is amended as set forth below:

1. Effective Date. This Amendment shall be effective as of May 1, 2005.

2. Base Salary.

(a) The provisions of Section 2(a) of the Agreement are amended to provide that Guild’s base salary for the portion of 2005 beginning on the effective date of this Amendment and for 2006 and 2007 shall be reduced from $825,000 per year (reflecting a voluntary reduction of $100,000 in 2003) to $500,000 per year. Beginning on January 1, 2008 and effective through the date of termination of employment under the Agreement, unless extended, Guild’s base salary shall be restored to $925,000 per year.

(b) Notwithstanding the provisions of Section 2(a), if Guild’s employment with the Company is terminated pursuant to Section 6(a) of the Agreement following a Change of Control (as defined below) or pursuant to Sections 6(b) or 6(c) of the Agreement, (i) Guild’s base salary shall be deemed to be $925,000 for all purposes of Section 7 of the Agreement, regardless of when such termination occurs, and (ii) the Company shall pay to Guild an amount equal to the difference between $925,000 per year and the base salary actually received by Guild pursuant to Section 2(a) of the Agreement for the period preceding the date of termination of the Agreement. In addition, if a Change in Control occurs, Guild’s base salary shall automatically be restored to $925,000 per year, effective immediately on such occurrence.

(c) For purposes of this Amendment, “Change in Control”, means the occurrence of any of the following events:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), but excluding the Company, its “Affiliates” (that is, any of its subsidiaries or any parent corporation), or any employee benefit plan or group of employees of the Company or any of its Affiliates, or any combination thereof, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of the Company’s securities representing 30% or more of the combined voting power of its then outstanding securities;

(ii) during any period of 24 consecutive months, individuals (A) who on the date of this Agreement constitute the Company’s entire Board of Directors (“Initial Directors”) or (B) whose election, appointment or nomination for election was approved prior to such election or appointment by a vote of at least two-thirds of the Initial Directors who were in office immediately prior to such election or appointment, cease for any reason to constitute at least a majority of the Board of Directors;

(iii) the consummation of a merger, business combination, share exchange, division or other reorganization of the Company with any other corporation, where, following such transaction, (A) a majority of the directors of the surviving entity are persons who (I) were not members of the Company’s Board of Directors immediately prior to the merger or other combination and (II) are not the Company’s nominees or representatives, (B) the Company’s shareholders immediately prior to such merger or combination beneficially own, directly or indirectly, less than 60% or more of the combined voting power of the surviving corporation, as well as 60% or more of the total market value of its outstanding equity securities, in substantially the same proportion as they owned the combined voting power of the Company, (C) any “person,” including a “group” (each as defined in clause (i) above), but excluding the Company, its Affiliates, or any of the Company’s employee benefit plans or employees, or any combination thereof, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the surviving corporation or (D) in the case of a division, the Company’s shareholders immediately prior to such division beneficially own, directly or indirectly, less than 60% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 60% or more of the total market value of each such entity’s outstanding equity securities, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction;

(iv) the consummation of a direct or indirect sale or other disposition of all or substantially all of the Company’s assets;

(v) the Company’s adoption of any plan of liquidation providing for the distribution of all or substantially all of its assets; or

(vi) any other change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, or any other event or transaction that is declared by resolution of the Company’s Board of Directors to be a Change in Control.

(d) Section 7(b) of the Agreement is amended by the revision of the caption and the first clause of the first sentence thereof to read as follows: “Payment on Termination by Reason of Death or by Guild for Cause or by the Company for Cause After a Change in Control. If Guild dies during the Term or the Remainder Term, or if Guild elects to terminate his employment hereunder pursuant to Section 6(c) or if the Company terminates Guild’s employment hereunder pursuant to Section 6(a) on or after a Change in Control,”.

3. Incentive Bonus. Guild and the Company agree that the provisions of Section 2(b) of the Agreement shall be amended subsequently to provide that Guild shall be entitled to annual incentive compensation (in lieu of that now provided by Section 2(b) of the Agreement) during the remainder of the Term (as defined in the Agreement), on a basis to be determined mutually by the Compensation Committee of the Company’s Board of Directors and Guild. Among other things, such incentive compensation arrangement shall provide that Guild shall be entitled to incentive compensation for 2005 only if the Company’s EBITDA (calculated as provided in Section 2(b) of the Agreement and excluding any expenses incurred by the Company in connection with any contract terminations) exceeds $15,000,000. Threshold EBITDA levels for 2006 and 2007 shall be as subsequently determined by the Compensation Committee and Guild.

4. Stock Options. In consideration of the foregoing and Mr. Guild’s previous agreements to reduce his base salary by $100,000 for 2003 and defer $100,000 of his salary for 2004, the Compensation Committee of the Company’s Board of Directors:

(a) has granted to Guild non-qualified stock options to acquire 200,000 shares of the Company’s Class B Common Stock at an exercise price of $0.51 per share (110% of the $0.46 per share closing price of the Company’s Class A Common Stock on April 27, 2005 on the OTC Bulletin Board). Such options have a ten-year term, shall be fully-vested on issuance and have been granted under and subject to the provisions of the Company’s 1999 Stock Incentive Plan, including; without limitation, the acceleration of an unvested options on the occurrence of a Change in Control;

(b) has reduced the exercise price of the stock options listed below, which are all of the stock options currently held by Guild (or in the case of the April 2000 stock options, by a limited partnership of which he is the general partner) to acquire shares of the Company’s Class B Common Stock and that were granted prior to 2005 and that expire after December 2005, to $0.69 per share (150% of the $0.46 per share closing price of the Company’s Class A Common Stock on April 27, 2005 on the OTC Bulletin Board):

Date of Grant	Termination Date	Number of Shares	Original Exercise Price	New Exercise Price
June 1997	June 2007	626,880	$3.80	$0.69
July 1998	July 2008	1,253,759	$4.02	$0.69
December 1998	December 2008	52,240	$4.20	$0.69
April 2000	April 2010	125,000	$2.81	$0.69

; and

(c) has changed the termination date of all of the options referred to in the preceding table to December 31, 2015.

The exercise price and termination date of the following stock options held by Guild shall not be changed:

Date of Grant	Termination Date	Number of Shares	Exercise Price
December 1988	December 2005	208,960	$1.56
January 1991	December 2005	208,960	$2.77
December 1995	December 2005	208,960	$3.91

5. Savings Clause. In all other respects, the Agreement shall continue unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

/s/ RALPH C. GUILD
RALPH C. GUILD	INTEREP NATIONAL RADIO SALES, INC.

	By	/s/ GEORGE E. PINE
George E. Pine
President and Chief Operating Officer